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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       the Securities Exchange Act of 1934

January 29, 2001                                               January 29, 2001
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                                                               (Date of earliest
                                                                 event reported)



                               PUGET SOUND ENERGY, INC.
             (Exact name of registrant as specified in its charter)


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                          Commission File Number 1-4393

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Washington                                                           91-0374630
(State or other jurisdiction of                                   (IRS Employer
incorporation or organization)                              Identification No.)

            411 - 108th Avenue N.E., Bellevue, Washington 98004-5515
                    (Address of principal executive offices)

                                 (425) 454-6363
              (Registrant's telephone number, including area code)


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ITEM 5. Other Events

         On January 29, 2001, the Company issued the following press release.

Proposal Threatens PSE's Ability To Serve Customers

BELLEVUE, Wash. (Jan. 29, 2001) - A proposal under consideration by the Washington Utilities and Transportation Commission (WUTC) granting huge subsidies through a rate cap for a select group of large industrial customers would jeopardize Puget Sound Energy's ability to pay for electricity and natural gas to serve its customers. This stark assessment was presented today at a WUTC hearing by Richard L. Hawley, PSE's vice president and chief financial officer.

         "Implementing the rate cap as proposed would cause an immediate financial crisis for PSE, the state's largest utility," Hawley said. "This rate cap puts in jeopardy PSE's ability to meet its financial obligations and, consequently, its public service obligation to customers."

         "Coupling the implementation of an unwarranted rate cap subsidy to industrial customers with the severe tightening of credit availability because of lenders' general concern about utilities due to the California crisis would result in PSE simply not having access to the money it needs to continue to provide services," Hawley said.

         "California has been a textbook example of what happens when a utility's financial health is ruined. Service to customers is threatened because loss of utility credit ratings makes it impossible to find money to pay for the energy required to keep the lights on and homes warm."

         "The solution to the problem these few industrial customers have gotten themselves into by choosing not to lock in their energy prices should not cause Washington customers to have to endure a California-like crisis," Hawley said.

         PSE recently filed with the commission an alternative proposal the utility believes would provide its big industrial customers appropriate long-term relief from today's volatile wholesale power market. The plan would let PSE's big industrial customers individually negotiate with power suppliers over the price of their electricity and the length of a supply contract; PSE would facilitate the agreement and deliver the power.

         "This is the solution that should be acted upon," Hawley concluded.

Puget Sound Energy is the utility subsidiary of Puget Energy (NYSE:PSD).

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                PUGET SOUND ENERGY, INC.

Date: January 29, 2001


                                                James W.Eldredge
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                                                James W. Eldredge
                                                Corporate Secretary & Controller